Exhibit 16.1

March 22, 2012

Securities and Exchange Commission

Washington D.C. 20549

Ladies and Gentlemen:

We have read Local.com Corporation’s statements included under Item 4.01 of its Form 8-K filed on March 22, 2012, and we agree with such statements concerning our firm.

HASKELL & WHITE LLP

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